EXHIBIT (e)(2)

                                 AMENDMENT NO. 3
                                 ---------------
                          TO THE DISTRIBUTION AGREEMENT
                          -----------------------------

     This Amendment No. 3 to the Distribution Agreement ("Amendment") is entered into and made effective as of January 30, 2009 by and among YieldQuest Funds Trust ("Trust"), YieldQuest Securities, LLC ("Distributor") and YieldQuest Advisors, LLC (the "Advisor"), each a party to that certain Distribution Agreement, dated as of December 22, 2006 ("Agreement"). The Trust, Advisor and Distributor are, collectively, the "Parties." Capitalized terms not defined in this instrument have the meanings given to them in the Agreement.

     WHEREAS, the Trust has established two additional series, YieldQuest Core Bond Fund and YieldQuest Core Tax-Exempt Bond Fund, and

     WHEREAS, the Parties desire to amend the Agreement to add such series to the Agreement.

     NOW THEREFORE, the Parties agree that Exhibit A to the Agreement is hereby amended as set forth in this Amendment.

     Subject only to the modifications set forth herein, the Agreement remains in full force and effect.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their officers designated below as of the date and year first above written.

                           YIELDQUEST FUNDS TRUST, on behalf of each Fund set forth on Exhibit A

                           By:   /s/ Gary Schwartz
                              --------------------------------------------------
                              Gary Schwartz, Chief Compliance Officer

                           YIELDQUEST SECURITIES, LLC

                           By:   /s/ David Summers
                              --------------------------------------------------
                              David Summers, Managing Director

                           YIELDQUEST ADVISORS, LLC

                           By:   /s/ David Summers
                              --------------------------------------------------
                              David Summers, Managing Director

                                    EXHIBIT A
                                    ---------
                                       to
                             Distribution Agreement

                                      FUNDS
                                      -----

YieldQuest Core Equity Fund

YieldQuest Total Return Bond Fund

YieldQuest Tax-Exempt Bond Fund

YieldQuest Flexible Income Fund

YieldQuest Low Duration Bond Fund

YieldQuest Low Duration Tax-Exempt Bond Fund

YieldQuest Core Bond Fund

YieldQuest Core Tax-Exempt Bond Fund

Plus such additional funds as may be agreed upon from time to time between the Distributor and the Trust